UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 28, 2010

COMFORT SYSTEMS USA, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-13011	76-0526487
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

675 Bering Drive, Suite 400 Houston, Texas	77057
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 830-9600

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Entry into a Material Definitive Agreement

On July 28, 2010, Comfort Systems USA, Inc. (the “Company”) entered into a stock purchase agreement (the “Stock Purchase Agreement”) to purchase all of the issued and outstanding stock of ColonialWebb Contractors Company (“ColonialWebb”) from HWWJR LC, HMWSR LC, Mitchell Frederick Haddon, Gary Jon Warness, and Curtis Michael Wood. Howard W. Webb and Howard M. Webb were also parties to certain parts of the Stock Purchase Agreement. The purchase price was approximately $81.3 million, which consisted of $57.1 million in cash and $24.2 million in notes. Further, the final purchase price will be adjusted pursuant to a working capital adjustment and four-year earn-out period. The Stock Purchase Agreement also contains post-acquisition restrictive covenants for certain key individuals for a period of three to five years from July 28, 2010.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Stock Purchase Agreement, which is attached hereto as Exhibit 10.1.

Item 2.01                                             Completion of Acquisition or Disposition of Assets

See Item 1.01, which is incorporated herein by reference.

Item 2.02                                             Results of Operations and Financial Condition

On July 28, 2010, the Company issued a press release discussing, among other things, that it will incur a noncash impairment of goodwill of approximately $5.7 million in the quarter ending June 30, 2010. The press release is attached hereto as Exhibit 99.1.

Item 9.01                                             Financial Statements and Exhibits

The following Exhibits are included herein:

Exhibit Number	Exhibit Title or Description

Exhibit 10.1	Stock Purchase Agreement, dated July 28, 2010.

Exhibit 99.1	Press release dated July 28, 2010 (i) announcing the Company’s acquisition of ColonialWebb and (ii) discussing the Company’s second quarter earnings.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMFORT SYSTEMS USA, INC.

Date:	July 30, 2010	By:	/s/ Trent T. McKenna
Trent T. McKenna
Vice President and General Counsel

Comfort Systems USA, Inc.

Current Report on Form 8-K

Dated July 28, 2010

EXHIBIT INDEX

Exhibit
Number	Exhibit Title or Description

Exhibit 10.1	Stock Purchase Agreement, dated July 28, 2010.

Exhibit 99.1	Press release dated July 28, 2010 (i) announcing the Company’s acquisition of ColonialWebb and (ii) discussing the Company’s second quarter earnings.